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                                                                   EXHIBIT 10.16


              CONTRACT OF EMPLOYMENT AND NON-COMPETITION AGREEMENT
                 BETWEEN BIO-PLEXUS, INC. AND MR. LUCIO IMPROTA

            POSITION TITLE: VICE PRESIDENT OF INTERNATIONAL MARKETING

         This Contract of Employment and Non-competition Agreement (hereinafter referred to as "Agreement"), is made and concluded this 13 day of January 1997, by and between Bio-Plexus, Inc., a Connecticut corporation, (hereinafter referred to as "Employer"), and Mr. Lucio Improta (hereinafter referred to as "Employee"), for a period of minimum of one and one-half years.

                                   WITNESSETH:

         After a nine month's consultancy basis evaluation of the international marketing skills and experience by the Employer and in consideration of the employment of Employee by Employer as Vice President of International Marketing, and of the compensation and benefits to be paid by Employer to Employee under the terms of such employment, and in accordance with the job description set forth in EXHIBIT A attached hereto, or in such other similar capacity as may be determined by Employer, Employee and Employer (hereinafter referred to collectively as "Parties") hereby agree as follows:

                                  BEST EFFORTS

         1. Employee shall devote, during normal working hours, his entire time, skill, labor, attention and best efforts to the affairs of Employer during the term of his employment and perform the duties set forth in Exhibit A, and such similar duties, at such times and places and in such manner, as Employer may from time to time direct.

                               COMPLETE ATTENTION

         1. Employee shall not engage in or become interested in any other business or calling that would require his personal attendance during business hours, and shall not engage in any business, calling or enterprise that is or may be contrary to the welfare, interest or benefit of the business of Employer.

         2. The Employer is aware and acknowledges that Employee is a fifty (50) percent shareholder in Bioservices s.r.l. and a fifteen (15) percent shareholder in H-S Hospital Service s.r.l. Employee is not now or in the future actively engaged in the operation of the companies. Employee is also a seventy (70) percent shareholder in F.R.C. International s.r.l. of Rome and said shares will be transferred or sold at an agreed date.

                             PROPRIETARY INFORMATION

         1. Employee shall use his best efforts and exercise utmost diligence to protect and
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safeguard the Confidential Information of Employer, and that of its customers, contractors and others with whom Employer has a business relationship. Neither during the period of employment by Employer nor thereafter shall Employee, directly or indirectly, use for himself or for another, or disclose to another, any Confidential Information (whether or not acquired, learned, obtained or developed by Employee alone or in conjunction with others) of Employer, except to the extent that such disclosure or use may be required in connection with his employment under this Agreement or may be consented to in writing by Employer. Employee shall deliver promptly to Employer at the termination of his employment, or at any other time as employer may request, without retaining any copies, notes or excerpts thereof, all memoranda, brochures, mailing lists, manuals, diaries, notes, records, formulae, sketches, plans, drawings, customer lists, cost information, specifications, all sales and marketing plans and supplies or other documents relating, directly or indirectly, to any Confidential Information made or compiled by, delivered or made available to, or otherwise obtained by Employee.

         It is understood that Confidential Information does not include information that is already of public knowledge, or that subsequently becomes of public knowledge through the action of Employer or a third party, or that was known by Employee prior to employment by Employer as may be established by prior documentation of Employee.

         The provisions of this proprietary information clause shall continue in full force and effect after termination of Employee's employment, whether such termination is in accordance with this Agreement or for any reason whatsoever, with or without cause, and whether voluntary or involuntary.

         It is further understood that the provisions of this proprietary information clause is not intended to prevent Employee from using the skill of his calling in subsequent employment.

         The Parties agree that in the event of a breach by Employee of the provisions of this clause, Employer cannot reasonably or adequately be compensated in damages in an action of law, therefore, in the event of Employee's breach or threatened breach, Employer shall be entitled to an injunction restricting Employee from disclosing, in whole or in part, any confidential information learned in the course of employment by Employer. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer from such breach or threatened breach, including the recovery of damages from Employee as well as applicable attorney's fees and costs.

         Employee further recognizes and acknowledges that his employment herein shall in no way limit Employer or any of its other employees, agents, servants or representatives, upon direction by Employer, from contacting at its sole discretion, any of its customers.

             COVENANT NOT TO COMPETE AND NON-SOLICITATION PROVISIONS

         1. Employee acknowledges and covenants that Employer deals with marketing, sales


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and technical data, including, but not limited to current and future marketing methods and strategies, manufacturing technologies, invoices, customer credit information, price lists, secret lists of actual and potential customers, short-term and long-term marketing strategies, promotional material, immediate and long-range pricing policies, (hereinafter collectively referred to as "Data"); that Employee's employment necessarily requires and will require direct and complete knowledge of the Data and that such knowledge is and will be acquired by Employee in a relation of trust and confidence to Employer, that Employee will hold in a fiduciary capacity for the benefit of Employer and will keep secret and will not use or disclose the Data and any knowledge thereof and any part or item thereof to any person, firm, corporation, association, partnership or other business entity, competing with the products manufactured by Bio-Plexus, Inc. or products which have similar technology as Bio-Plexus.

         2. For a period of one (1) year after termination of Employee's employment pursuant to this Agreement or expiration of this Agreement, Employee shall not, within the functional areas in which he worked or had significant responsibilities for Employer during the term of this Agreement, directly or indirectly, for his own account or as an employee (in a capacity of his current position, i.e. Vice President of International Marketing), stockholder, director, officer, participant or consultant of another, engage in any enterprise or business competing with the same products manufactured by Bio-Plexus or products with similar technology at said termination or expiration of this Agreement similar to the type of business conducted by Employer at said termination or expiration, or have any dealings of a nature competitive with Employer's business with any person, firm, corporation, association or other entity who is a principal, employee or customer of Employer at the time of said termination or expiration or who was a principal, employee or customer, or who Employee knew because of his involvement that Employer intended to solicit as a principal, at any time within a period of one (1) year prior to said termination or expiration. Employee and Employer agree that in the event of Employee's actual breach of the provisions of this covenant, Employer cannot reasonably or adequately be compensated in damages in an action of law, therefore, in the event of Employee's breach or threatened breach, Employer shall be entitled to an injunction restraining Employee therefrom. Nothing shall be construed as prohibiting Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee, including applicable attorney's fees and costs.

         3. Furthermore, Employee agrees not to contact, call upon, sell to, solicit or attempt to solicit, or, if asked, not to service directly or indirectly, for himself or on behalf of, or in conjunction with, any other person, firm, partnership. business entity or corporation, competing with the same products manufactured by Bio-Plexus or products with similar technology, any customers of Employer which were customers of Employer prior to or during Employee's term of employment hereunder, or any potential customer with which any business contacts associated with Bio-Plexus products, have been made during Employee's term of employment, within the field of activity then being engaged in by Employer for a period of one (1) year after termination of Employee's employment for just cause by Employer or Employee resigns.


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         4. The parties hereto believe that these restrictive covenants are reasonable and are in no way intended to restrict Employee, upon termination of his employment with Employer from continuing to earn a living, as an employee, in his prior trade, business specialty or other area of prior experience. However, if at any time it shall be determined by any court of competent jurisdiction that this covenant or any portion of it, as written, is unenforceable because the restrictions are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such court, and the said covenants, as so modified, shall be enforceable and enforced between the Parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

                                  COMPENSATION

         1. Employee shall receive and Employer shall pay, as compensation for all services performed by Employee under the terms of this Agreement, the compensation set forth in EXHIBIT B attached hereto.

                                  CHOICE OF LAW

         1. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Connecticut.

                             SUCCESSORS AND ASSIGNS

         1. This Agreement shall be binding upon the Parties, their respective heirs, executors, administrators, successors and assigns; however, neither this Agreement nor the obligations, duties and responsibilities set forth herein shall be assignable or delegable by Employee without the prior written consent of Employer.

                            SEPARABILITY OF PROVISION

         1. The invalidity or unenforceability of any provision, or portion of any provision of this Agreement, shall in no way affect the validity or unenforceability of any other provisions or portions of provisions.

                                ENTIRE AGREEMENT

         1. This Agreement cannot be changed, modified, or discharged orally, but only if consented to in writing by both Employee and Employer. This Agreement contains all of the agreements of the Parties hereto relative to the subject matter hereof. Neither party hereto has relied upon any representation, express or implied, made by the other party hereto or his agent in entering into this Agreement, except as provided herein.


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                                   TERMINATION


                               NOTICE REQUIREMENTS

         1. Employee's employment by Employer may be terminated by either Employee or Employer upon thirty (30) days written notice to the other party to this Agreement with or without cause, provided that Employer may at any time terminate the employment of Employee without notice and without liability for expenses incident to termination "where just cause exists" for the termination. "Just cause" defined as: Employee's absence without notice and without good cause, neglect of duty, disrespectful behavior, theft, embezzlement, insubordination, disclosure of Confidential Information to any unauthorized person, firm, partnership or corporation, or such other behavior as Employer determines warrants termination for just cause. If Employee serves written notice that he is terminating this Agreement, Employee shall, if so requested by Employer, continue to render his services for the thirty (30) day notice period.

         2. If there is a dispute concerning whether just cause for the termination of Employee's employment exists, the Parties agree to submit this question for resolution to the American Arbitration Association in accordance with its rules and procedures and to share equally in the cost and expenses of such submission.

         3. Upon Employees termination of employment by Employer (for just cause) and/or the employees voluntary termination, Employee shall notify Employer, in writing, of any subsequent employment, including self-employment, for a one (1) year period following his separation from Employer. Said notice shall include Employee's position and the name and location of Employee's employer.

                            TERMINATION ARRANGEMENTS

         Severance monies as defined below shall be paid to Employee upon termination of the Agreement under the following circumstances:

         1. If the employer terminates the Employee without just cause and/or the Employee terminates the Agreement as a result of Employer's violation(s) of the terms and conditions of the Agreement with said violation determined by an arbitrator in accordance with the procedures established in Section 2 under Termination Notice Requirements; the Employer will pay Employee the following monies:


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                  a. SALARY: (i) One hundred and fifty thousand ($150,000)
constituting one year of salary; or (ii) the salary for the unexpired term of the one and one-half year agreement; whichever is greater; and

                  b. COMMISSIONS: Any and all commissions due and owing as defined in Exhibit B.

         2. No severance monies will be paid if termination of the employment relationship occurs under the following conditions:

                  a. Employee resigns; or

                  b. Employer terminates Employee for just cause.

         3. In the event that, following termination of this Agreement under section 2 above, employee shall engage, directly or indirectly, in the business of selling or distributing items similar to those distributed by employer in the international market area, or shall therein engage in any competitive business venture or enterprise or be employed by or connected with any person, firm or corporation in the business of selling or distributing items in the international market area similar to those distributed by employer, Employee shall not be entitled to any severance payments. This remedy is in addition to Employers rights to injunctive relief for the violation of the provisions of this Agreement.

                             DEATH DURING EMPLOYMENT

         1. If Employee dies during the term of this employment, Employer shall pay to the estate of Employee the compensation which would otherwise be payable to Employee, together with six (6) months salary from date of death, along with any wages and/or bonuses, including commissions (as described in Exhibit B) generated by contracts existing at the time of Employees death for a period not to exceed one year from the date of Employees death.

                                    EXPENSES

         1. Employee shall be entitled to reimbursement for any reasonable expenses he might incur which have been approved in advance by the CEO, or President of Bio-Plexus, Inc.

                                    VACATION

         1. Employee shall be entitled to holidays and three (3) weeks of vacation and shall further be entitled to his customary salary during such periods. Any vacation shall be scheduled by Employee with the permission of a duly authorized officer of Employer.


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                      RETURN OF EQUIPMENT UPON TERMINATION

         1. Upon termination of this Agreement by either party, all sales manuals, policy and procedures manuals, price lists, customer account lists and copies of invoices and mailing lists, samples, brochures, technical information, credit information or such other materials as may be given Employee by Employer, its employees, officers or agents shall be promptly returned to Employer within 10 days of termination and Employee will retain no copies thereof.

                           GENERAL NOTICE REQUIREMENTS

         1. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent registered or certified mail to Employees residence and to Employer's principal office.

                                    HEADINGS

         1. The headings contained in this Agreement are included for convenience only and shall not be construed as a part of this Agreement.

                               GENERAL PROVISIONS

         1. Employers failure to demand strict performance and compliance with any part of this Agreement during Employee's employment shall not be deemed to be a waiver of any of Employee's rights under this Agreement or by operation of law. The waiver by Employee of any breach of any provisions of this Agreement by Employer shall not operate or be construed as a waiver of any subsequent breach of this Agreement by Employee. Employee admits that in the event of termination of employment his training and capabilities are such that he can obtain employment with an organization which does not compete with the service of products of Employer.

                               VISA REIMBURSEMENT

         1. Mr. Improta agrees to reimburse Bio-Plexus, Inc. for costs associated with the Visa sponsorship for Mr. and Mrs. Improta in the event that Mr. Improta voluntarily terminates his employment with Bio-Plexus within one and one-half years of the signing of this contract.

                                 EFFECTIVE DATE

         1. This Agreement is effective upon the date of its execution by the Parties.


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                          CONTRACT RENEWAL PROVISION(S)

         1. If Employer does not provide written notice of termination for just cause as described above, prior to the expiration of the one and one-half year duration period of this Agreement, the employment relationship and all of the terms of this Agreement (including the benefits described in Exhibit B) shall be extended for an additional one and one-half year period (the "Extension Period"), provided that nothing shall prohibit the parties from terminating the Agreement during this extended one and one-half year period in accordance with the terms described above and throughout this Agreement. In no event shall this Agreement be extended beyond the extension period absent the specific written agreement of the parties to do so.

         IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands and seals the day and year first above written.


___________________________________         ___________________________
Employee (signature) and Print Name         Date


___________________________________         ___________________________
Employer Representative                     Date


___________________________________         ___________________________
Witness                                     Date


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                                    EXHIBIT B

COMPENSATION: The salary for this position is $150,000.00 PER ANNUM, WITH $5,769.23 earned and paid biweekly on Wednesdays.

ADDITIONAL Compensation:

                  1. $400.00/mt. toward car rental. To be paid directly to car rental agency. This $400.00 includes insurance, gas and maintenance

                  2. 1% commission on international sales of Bio-Plexus products sold to distributorships established by Mr. Improta to be paid for a period of three (3) years beginning from the date of the first payment received on each contract; and, 1% commission on any International Sales of Bio-Plexus products sold directly by Mr. Improta for which Bio-Plexus receives full payment during Mr. Improta's employment.

                  3. $20,000 in relocation expenses. Tax status of relocation expenses to be determined by expense receipts.

                  4. Full Family Health and Dental Insurance, 20% of premium is paid by Employee per Section 125.

                  5. Employer agrees to provide term life insurance for a face value of $500,000.00 for the benefit of Employees designated beneficiary.


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                                 EFFECTIVE DATE

         1. This Agreement is effective upon the date of its execution by the Parties.


                          CONTRACT RENEWAL PROVISION(S)

         1. If Employer does not provide written notice of termination for just cause as described above, prior to the expiration of the one and one-half year duration period of this Agreement, the employment relationship and all of the terms of this Agreement (including the benefits described in Exhibit B) shall be extended for an additional one and one-half year period (the "extension period"), provided that nothing shall prohibit the parties from terminating the Agreement during this extended one and one-half year period in accordance with the terms described above and throughout this Agreement. In no event shall this Agreement be extended beyond the extension period absent the specific written agreement of the parties to do so.

         IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands and seals the day and year first above written.


___________________________________         ___________________________
Employee (signature) and Print Name         Date


___________________________________         ___________________________
Employer Representative                     Date


___________________________________         ___________________________
Witness                                     Date


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